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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. and to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), The Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), The Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic Inc., and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996), both filed with the Securities and Exchange Commission.



                                           /s/ B.J. Klinger & Co., P.C.



Great Neck, New York
May 12, 1997